Exhibit 99.1

CHAMPION ANNOUNCES KEY MANAGEMENT RESTRUCTURING

           Huntington, WV- - Champion Industries, Inc. (NASDAQ/CHMP) today announced it is restructuring its management team into key regions based on geographical considerations and division functionality.

           J. Mac Aldridge, currently a Champion Vice President and Division Manager/President of Stationers, has been promoted to Senior Vice President and will have market responsibility for the Company’s entire line of office products and office furniture. Mr. Aldridge has been with the Company since 1983 and has served in various roles including sales representative and division manager with Chapman Printing and his current capacity as President and division manager of Stationers.

           Todd R. Fry, currently a Champion Vice President and Chief Financial Officer, has been promoted to Senior Vice President and will remain as Chief Financial Officer. Mr. Fry has been with the Company since 1999 and has served as Vice President and Chief Financial Officer during his tenure at the Company.

           R. Douglas McElwain, currently a Champion Vice President and Division Manager of Bourque Printing, has been promoted to Senior Vice President and will have market responsibility for the Company’s operations in North Carolina, Mississippi, Louisiana and Cincinnati, Ohio. Mr. McElwain has been with the Company since 1986 and has served as both a sales representative and division manager.

           James A. Rhodes, currently a Champion Vice President and President of Consolidated Graphic Communications, has been promoted to Senior Vice President and will have market responsibility for the Company’s Pennsylvania operations as well as Parkersburg, West Virginia and Kingsport, Tennessee. Mr. Rhodes has been with the Company since the Company’s acquisition of Interform Solutions in December 1996.

           Marshall T. Reynolds, Chairman of the Board and Chief Executive Officer of Champion, said, “We have identified these key individuals as our group leaders. They will work with our dedicated division managers on operational, strategic and financial goals and will provide the leadership foundation for the future of our Company. We determined that streamlining our reporting structure under our Senior Vice Presidents will be a key factor in guiding the Company in the future. Our new Senior Vice Presidents will give our division managers unparalleled support and focused guidance in growing our Company.”

           Toney Adkins, President and Chief Operating Office noted, “I have had the privilege of working with this group of leaders over many years and look forward to working with our new management team as we drive forward into 2005.”

           Mr. Reynolds concluded, “We are aggressively reviewing our operating philosophy and making changes where we see enhancements from a strategic viewpoint. This management change will streamline our entire organization and increase the cross functionality and compatibility between divisions. These individuals are committed to the future of the Company and have the requisite skills, experience, leadership and dedication to accomplish the mission.”

           Champion is a commercial printer, business forms manufacturer and office products and office furniture supplier in regional markets east of the Mississippi. Champion serves its customers through the following companies/divisions: Chapman Printing and Syscan (West Virginia and Kentucky), Stationers, Champion Clarksburg, Capitol Business Interiors, Garrison Brewer, Carolina Cut Sheets, U.S. Tag and Champion Morgantown (West Virginia), The Merten Company (Ohio), Smith & Butterfield (Indiana and Kentucky), Bourque Printing, Upton Printing, Transdata Systems and Diez Business Machines (Louisiana), Dallas Printing (Mississippi), Interform Solutions and Consolidated Graphic Communications (Pennsylvania, New York and New Jersey), Donihe Graphics (Tennessee) and Blue Ridge Printing (North Carolina and Tennessee).

           Certain Statements contained in the release, including without limitation statements including the word “believes”, “anticipates,” “intends,” “expects” or words of similar import, constitute “forward-looking statements” within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Contact: Todd R. Fry, Chief Financial Officer at 304-528-5492